MARSHALLTOWN FINANCIAL CORPORATION
                                     AND SUBSIDIARIES
                               CONSOLIDATED FINANCIAL REPORT

                                    SEPTEMBER 30, 1997

Contents
      ------------------------------------------------------------
      INDEPENDENT AUDITOR'S REPORT                             1
      ------------------------------------------------------------
      FINANCIAL STATEMENTS
      Consolidated statements of financial condition            2
      Consolidated statements of income                         3
      Consolidated statements of stockholders' equity           4
      Consolidated statements of cash flows                 5 - 6
      Notes to consolidated financial statements           7 - 22
      ------------------------------------------------------------

                              [McGladrey & Pullen, LLP logo]
                                  MCGLADREY & PULLEN, LLP
                                 -------------------------

                       Certified Public Accountants and Consultants

                               INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Marshalltown Financial Corporation
Marshalltown, Iowa

We have audited the accompanying consolidated statements of financial condition of Marshalltown Financial Corporation and subsidiaries as of September 30, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Marshalltown Financial Corporation and subsidiaries as of September 30, 1997 and 1996, and the results of their operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                        /s/ McGladrey & Pullen, LLP


Des Moines, Iowa
October 14, 1997

MARSHALLTOWN FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
SEPTEMBER 30, 1997 AND 1996



ASSETS                                  1997            1996
--------------------------------------------------------------
Cash and cash equivalents:
  Interest-bearing deposits          $  4,017,660   $  1,811,278
  Noninterest-bearing deposits            663,756        474,786
Securities available for sale (Note 2)  2,419,896      2,314,172
Securities held to maturity (Note 2)   10,087,377      9,484,506
Mortgage-backed securities held to
  maturity  (Note 2)                   40,105,545     47,513,070
Investment in limited partnerships        443,973        482,283
Loans receivable, net (Notes 3 and 4)  66,183,349     60,284,275
Accrued interest receivable               713,098        747,918
Real estate acquired for investment       397,466        406,187
Premises and equipment, net (Note 5)      385,072        435,536
Deferred tax asset (Note 7)                     -         57,741
Other assets                               74,223        171,340
                                     ---------------------------
                                     $125,491,415   $124,183,092
                                     ===========================
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits (Notes 2 and 6):
    Demand                           $  3,903,924   $  4,086,063
    Savings and money market           16,122,783     17,272,240
    Certificates of deposit            83,683,174     81,681,395
                                     ---------------------------
       TOTAL DEPOSITS                 103,709,881    103,039,698
  Advances from borrowers for
    taxes and insurance                    12,342         22,870
  Income taxes (Note 7):
    Current                                33,000         48,972
    Deferred                              232,852
  Accrued expenses and other
   liabilities                          1,222,611      1,733,543
                                     ---------------------------
                                      105,210,686    104,845,083
                                     ---------------------------
COMMITMENTS AND CONTINGENCIES (Note 13)

STOCKHOLDERS' EQUITY (Note 8)
  Common stock, par value $.01 per
   share; authorized 3,250,000 shares;
   issued and outstanding 1,411,475
   shares (Notes 10 and 13)                14,115         14,115
  Additional paid-in capital           10,599,090     10,599,090
  Retained earnings, substantially
   restricted  (Note 7)                 9,749,169      8,902,114
  Unrealized gain on securities
   available for sale, net (Note 2)        32,077         12,384
  Less deferred recognition and
   retention plan (Note 10)              (113,722)      (189,694)
                                     ---------------------------
                                       20,280,729     19,338,009
                                     ---------------------------
                                     $125,491,415   $124,183,092
                                     ===========================

See Notes to Consolidated Financial Statements.

MARSHALLTOWN FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED SEPTEMBER 30, 1997 AND 1996

                                                 1997             1996
-------------------------------------------------------------------------
Interest income:
   Loans receivable                         $ 4,897,620        $ 4,386,435
   Securities available for sale                157,015            148,600
   Securities held to maturity                  650,295            551,307
   Mortgage-backed securities
    held to maturity                          2,912,742          3,383,557
   Other interest-earning assets                232,123            286,312
                                            ------------------------------
                                              8,849,795          8,756,211

Interest expense, deposits                    5,484,065          5,579,496
                                            ------------------------------

      NET INTEREST INCOME                     3,365,730          3,176,715
Provision for loan losses (Note 3)               10,000             10,000
                                            ------------------------------
      NET INTEREST INCOME AFTER
       PROVISION FOR LOAN LOSSES              3,355,730          3,166,715
                                            ------------------------------
Noninterest income:
  Service charges                                57,423             62,661
  Other, net                                    119,057             73,930
                                            ------------------------------
      TOTAL  NONINTEREST  INCOME                176,480            136,591
                                            ------------------------------

Noninterest expense:
  Compensation and benefits                   1,364,422          1,314,115
  Occupancy and equipment                       193,128            200,758
  SAIF deposit insurance premium                 90,827            239,406
  SAIF special assessment                             -            681,920
  Data processing                               102,576            103,898
  Other                                         602,431            631,267
                                             -----------------------------
      TOTAL  NONINTEREST  EXPENSE             2,353,384          3,171,364
                                             -----------------------------
      INCOME BEFORE INCOME TAX EXPENSE        1,178,826            131,942
Income tax expense (Note 7)                     331,771             57,212
                                             -----------------------------
      NET INCOME                             $  847,055         $   74,730
                                             =============================
Earnings per common share                    $     0.57         $     0.05
                                             =============================

See Notes to Consolidated Financial Statements.

MARSHALLTOWN FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED SEPTEMBER 30, 1997 AND 1996



                                          Additional
                                Common      Paid-in     Retained
                                 Stock      Capital     Earnings

-----------------------------------------------------------------
Balance, September 30, 1995    $  14,115  $  10,599,090  $  8,827,384
 Net change in unrealized gain
  on securities available for
  sale, net                            -              -             -
 Vesting of shares of stock of
  retention and recognition
  plan (Note 10)                       -              -             -
 Net income                            -              -        74,730
                               --------------------------------------
Balance, September 30, 1996       14,115     10,599,090     8,902,114
 Net change in unrealized gain
  on securities available for
  sale, net                            -              -             -
 Vesting of shares of stock of
  retention and recognition
  plan (Note 10)                       -              -             -
 Net income                            -              -       847,055
                               --------------------------------------
BALANCE, SEPTEMBER 30, 1997    $  14,115  $  10,599,090  $  9,749,169
                               ======================================


                                  Unrealized    Deferred
                                   Gain on      Retention
                                  Securities      and
                                Available for  Recognition
                                  Sale, Net       Plan         Total
                                ----------------------------------------
Balance, September 30, 1995     $  17,801    $  (265,666)  $  19,192,724
 Net change in unrealized gain
  on securities available for
  sale, net                        (5,417)             -          (5,417)
 Vesting of shares of stock of
  retention and recognition
  plan (Note 10)                        -         75,972          75,972
 Net income                             -              -          74,730
                                ----------------------------------------
Balance, September 30, 1996        12,384       (189,694)     19,338,009
 Net change in unrealized gain
  on securities available for
  sale, net                        19,693              -          19,693
 Vesting of shares of stock of
  retention and recognition
  plan (Note 10)                        -          75,972         75,972
 Net income                             -               -        847,055
                                ----------------------------------------
BALANCE, SEPTEMBER 30, 1997     $  32,077    $   (113,722) $  20,280,729
                                ========================================


See Notes to Consolidated Financial Statements.

MARSHALLTOWN FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED SEPTEMBER 30, 1997 AND 1996


                                                  1997            1996
----------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                   $  847,055      $  74,730
  Adjustments to reconcile net income to
   net cash provided by operating activities:
   Depreciation                                    84,640         90,291
   Amortization of RRP                             75,972         75,972
   Provision for loan losses                       10,000         10,000
   Stock dividend on stock in Federal
    Home Loan Bank                                      -        (23,600)
   Loss on investments in limited partnerships     25,530         16,052
   Net accretion of investment and mortgage-
    backed securities premiums and discounts      (50,669)       (34,791)
   Deferred taxes                                 277,462       (205,000)
   Net realized gain on available for sale
    security                                       (2,237)             -
   Amortization of loan fees                      (38,000)       (32,274)
   Change in assets and liabilities:
     Decrease in accrued interest receivable       34,820         43,345
     Decrease in other assets                      97,117          9,349
     Increase (decrease) in income taxes payable  (15,972)        36,913
     Increase (decrease) in accrued expenses
      and other liabilities                      (510,932)       713,757
                                               -------------------------
       NET CASH PROVIDED BY OPERATING ACTIVITIES  834,786        774,744
                                               -------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sale of security available
   for sale                                       378,737             -
  Proceeds from maturities of securities held
   to maturity                                  4,000,000      6,500,000
  Purchase of securities available for sale      (449,400)      (499,700)
  Purchase of securities held to maturity      (4,591,922)    (6,500,000)
  Principal collected on mortgage-backed
   securities                                   8,974,705     10,203,547
  Purchase of mortgage-backed securities       (1,527,460)    (2,480,362)
  Cash distributions received from limited
   partnerships                                    12,780          1,665
  Net increase in loans receivable             (5,871,074)    (9,876,065)
  Purchase of premises and equipment              (21,350)        (1,003)
  Proceeds from sale of equipment                     694              -
Proceeds from sale of foreclosed real estate            -         22,220
  Purchase of real estate acquired for investment  (4,799)       (12,871)
                                               --------------------------
       NET CASH PROVIDED BY (USED IN)
        INVESTING ACTIVITIES                      900,911     (2,642,569)
                                               --------------------------


                                        (Continued)
                                              5

MARSHALLTOWN FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
YEARS ENDED SEPTEMBER 30, 1997 AND 1996

                                                  1997            1996
----------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase (decrease) in deposits          $   670,183     $  (81,357)
  Decrease in advances from borrowers
   for taxes and insurance                         (10,528)       (161,695)
                                              ----------------------------
        NET CASH PROVIDED BY (USED IN)
          FINANCING ACTIVITIES                     659,655        (243,052)
                                              ----------------------------

        NET INCREASE (DECREASE) IN
         CASH AND CASH EQUIVALENTS               2,395,352      (2,110,877)

CASH AND CASH EQUIVALENTS
  Beginning                                      2,286,064       4,396,941
                                              ----------------------------
  Ending                                       $ 4,681,416     $ 2,286,064
                                              ============================
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION
  Cash payments for:
    Interest                                   $ 5,339,300     $ 5,589,869
    Income taxes                                    70,281         225,299


See Notes to Consolidated Financial Statements.

MARSHALLTOWN FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS: Marshalltown Financial Corporation (the Company), located in Marshalltown, Iowa, owns 100% of the outstanding common stock issued by Marshalltown Savings Bank (the Bank), in connection with its conversion from a federally chartered mutual institution to a federally chartered stock institution. The only significant assets are investment securities and stock of the Bank.

The Bank provides a full range of banking services to individual and corporate customers from its office located in Marshalltown, Iowa and branches located in Marshalltown and Toledo, Iowa.

MSL Financial Corporation, THE BANK'S WHOLLY-OWNED SUBSIDIARY, offers annuities to the Bank's customers and members of the general public.

SIGNIFICANT ACCOUNTING POLICIES:

  PRINCIPLES OF CONSOLIDATION: The consolidated financial statements include the accounts of Marshalltown Financial Corporation and its wholly-owned subsidiaries, Marshalltown Savings Bank and MSL Financial Corporation. All significant intercompany balances and transactions have been eliminated in consolidation.

  ACCOUNTING ESTIMATES AND ASSUMPTIONS: The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities as of the date of the financial statements and revenues and expenses for the period. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS: Cash and cash equivalents consist of cash on hand and interest-bearing and noninterest-bearing deposits in banks.

  SECURITIES AVAILABLE FOR SALE: Securities to be held for indefinite periods of time, including debt securities that management intends to use as part of its asset/liability strategy, or that may be sold in response to changes in interest rates, changes in prepayment risk, the need to increase regulatory capital or other similar factors, are classified as available for sale. Securities available for sale are carried at fair value. Unrealized gains or losses, net of the related deferred tax effect, are reported as increases or decreases in stockholders' equity. Realized gains and losses are determined using the specific identification method of specific securities sold and are included in earnings. Premiums or discounts are recognized in interest income using the interest method over the period to maturity.

  SECURITIES HELD TO MATURITY: Securities which management has the intent and the Company has the ability to hold to maturity are carried at cost, adjusted for purchase premiums or discounts. Purchase premiums or discounts are recognized in interest income using the interest method over the period to maturity.

  LOANS RECEIVABLE: The Bank grants real estate loans, consumer and other loans to customers meeting board-approved underwriting guidelines. Most of these loans are made on properties in Marshall County or the western half of Tama County, Iowa. Additionally, at September 30, 1997, approximately

MARSHALLTOWN FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------------------------------

  22% of the Bank's real estate mortgage loans consist of loans purchased outside the Bank's lending area. The loans are secured by the underlying properties and are subject to the same underwriting guidelines as loans originated internally. The majority of these loans are single - family mortgages and are all located in Wisconsin.

  Loans receivable that management has the intent and ability to hold for the foreseeable future, or until maturity or payoff, are stated at unpaid principal balances less the allowance for loan losses, loans in process, any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

  The allowance for loan losses is increased by provisions charged to income and decreased by charge-offs, net of recoveries. Management's periodic evaluation of the adequacy of the allowance is based on past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and current economic conditions.

  Uncollectible interest on loans that are contractually 90 days past due is charged off or an allowance is established based on management's periodic evaluation. The allowance is established by a charge to interest income equal to all interest previously accrued, and income is subsequently recognized only to the extent cash payments are received until, in management's judgment, the borrower's ability to make periodic interest and principal payments is no longer in doubt, in which case the loan is returned to accrual status.

  Loan fees and certain direct loan origination costs are capitalized, and the net fee or cost is recognized as an adjustment to interest income using the interest method over the contractual life of the loans, adjusted for prepayments when they occur.

  REAL ESTATE ACQUIRED FOR INVESTMENT: Real estate properties acquired for investment are carried at the lower of cost, including cost of improvements and amenities incurred subsequent to acquisition, or fair value less cost to sell. Costs relating to development and improvement of property are capitalized, whereas costs relating to holding property are expensed.

  Valuations are periodically performed by management and an allowance for losses is established by a charge to income if the carrying value of a property exceeds its fair value less cost to sell. The allowance for losses may be reduced for subsequent increases in the estimated fair value less cost to sell, but not below zero.

  PREMISES AND EQUIPMENT: Premises and equipment are carried at cost, net of accumulated depreciation. Depreciation is computed by the straight-line method over the estimated useful lives of the assets.

  INCOME TAXES: Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards. Deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the difference between the reported amounts of assets and liabilities and their income tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred

MARSHALLTOWN FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

  tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

  RECOGNITION AND RETENTION PLAN (RRP): Deferred RRP is carried as a reduction of stockholders' equity. The deferred RRP is being amortized as it is earned.

  STOCK OPTION PLAN: In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation," which establishes a fair value based method for financial accounting and reporting for stock-based employee compensation plans and for transactions in which an entity issues its equity instruments to acquire goods and services from nonemployees. However, the new standard allows compensation to continue to be measured by using the intrinsic value based method of accounting prescribed by Accounting Principle Board opinion (APB) No. 25, "Accounting for Stock Issued to Employees," but requires expanded disclosures. The Company has elected to apply the intrinsic value based method of accounting for stock options issued to employees. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock.

  EARNINGS PER SHARE: Earnings per share are calculated by dividing net income by the weighted-average number of common shares and common equivalent shares outstanding. The weighted-average number of shares outstanding for the calculation of earnings per share for the years ended September 30, 1997 and 1996 was 1,477,287 and 1,411,475, respectively.

  FAIR VALUE OF FINANCIAL INSTRUMENTS: In accordance with generally accepted accounting principles, the Company discloses fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Certain financial instruments and all nonfinancial instruments are excluded from disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

  The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

       CASH AND CASH EQUIVALENTS: The carrying amount reported in the consolidated balance sheets for cash and cash equivalents approximates fair value.

       SECURITIES AVAILABLE FOR SALE AND SECURITIES HELD TO MATURITY: Fair values for securities, excluding restricted equity securities, are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments. The carrying value of restricted equity securities approximates fair value.

       INVESTMENT IN LIMITED PARTNERSHIP: The fair value of investment in limited partnerships approximates its carrying value.

MARSHALLTOWN FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------------------------------
       LOANS RECEIVABLE, NET: For variable-rate loans that reprice frequently and that have experienced no significant change in credit risk, fair values are based on carrying values. Fair values for all other loans are estimated based on discounted cash flows analysis, using interest rates currently being offered for loans with similar terms to borrowers with similar credit quality.

       ACCRUED INTEREST RECEIVABLE: The fair value of accrued interest receivable approximates its carrying amount.

       DEPOSITS: Fair values disclosed for demand, savings and money market deposits equal their carrying amounts, which represent the amount payable on demand. Fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregate expected monthly maturities on time deposits.

       OFF-BALANCE SHEET INSTRUMENTS: Fair values for off-balance sheet instruments (guarantees, letters of credit and lending commitments) are based on quoted fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.

NOTE 2.  DEBT AND EQUITY SECURITIES

Debt and equity securities have been classified in the consolidated statements of financial condition according to management's intent. The carrying amount of securities and their approximate fair values at September 30, 1997 and 1996 are summarized below:

                                             SEPTEMBER 30, 1997
                                 --------------------------------------------
                                      GROSS        GROSS
                                 AMORTIZED UNREALIZED   UNREALIZED ESTIMATED
                                   COST      GAINS        (LOSSES) FAIR VALUE
                                 --------------------------------------------
Securities available for sale:
  Federal Home Loan Mortgage
    Corporation, Preferred Stock A $  221,829  $18,046  $    -    $  239,875
  Federal Home Loan Mortgage
    Corporation, Preferred Stock      375,000   13,271       -       388,271
  Federal National Mortgage
    Association, Preferred Stock A    249,700   10,925       -       260,625
  Federal National Mortgage
    Association, Preferred Stock B    250,000   10,625       -       260,625
  Bank America, Preferred Stock A      74,400      600       -        75,000
  Federal Home Loan Bank Stock      1,195,500        -       -     1,195,500
                                  ------------------------------------------
                                   $2,366,429  $53,467  $    -    $2,419,896
                                  ==========================================

MARSHALLTOWN FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
---------------------------------------------------------------------------

                                           SEPTEMBER 30, 1997
                               ---------------------------------------------
                                              GROSS      GROSS
                                 AMORTIZED UNREALIZED UNREALIZED ESTIMATED
                       COST      GAINS    (LOSSES)  FAIR VALUE
          ---------------------------------------------
Securities held to maturity:
  Obligations of U.S. Government
   corporations and agencies   $ 9,091,392  $ 15,649  $ (20,034) $ 9,087,007
  Obligations of state and
   political subdivisions          995,985     8,585          -    1,004,570
                               ---------------------------------------------
                               $10,087,377  $ 24,234  $ (20,034) $10,091,577
                               =============================================

  Mortgage-backed securities   $40,105,545  $443,262  $(432,350) $40,116,457
                                ============================================



                                                September 30, 1996
                                ---------------------------------------------
                                               Gross      Gross
                                  Amortized Unrealized Unrealized Estimated
                         Cost      Gains    (Losses)  Fair Value
                   ---------------------------------------------
Securities available for sale:
  Federal Home Loan Mortgage
   Corporation, Preferred Stock A $  221,829 $15,671    $       $  237,500
  Federal Home Loan Mortgage
   Corporation, Preferred Stock      376,500   4,125               380,625
  Federal National Mortgage
   Association, Preferred Stock A    249,700     300               250,000
  Federal National Mortgage
   Association, Preferred Stock B    250,000     547               250,547
  Federal Home Loan Bank Stock     1,195,500                     1,195,500
                                -------------------------------------------
                                  $2,293,529 $20,643    $       $2,314,172
                                ===========================================


MARSHALLTOWN FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
---------------------------------------------------------------------------

                                               September 30, 1996
                                ---------------------------------------------
                                               Gross      Gross
                                  Amortized Unrealized Unrealized Estimated
                                     Cost      Gains    (Losses)  Fair Value
                               ----------------------------------------------
Securities held to maturity:
  Obligations of U.S. Government
   corporations and agencies   $ 8,490,707  $  6,118  $ (90,804)  $ 8,406,021
  Obligations of state and
   political subdivisions          993,799     2,451                  996,250
                               ----------------------------------------------
                               $ 9,484,506  $  8,569  $ (90,804)  $ 9,402,271
                               ==============================================
  Mortgage-backed securities   $47,513,070  $320,833  $(803,996)  $47,029,907
                               ==============================================

The amortized cost and fair value of securities available for sale and held to maturity as of September 30, 1997 by contractual maturity are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Maturities will differ from contractual maturities in mortgage-backed securities because mortgages underlying the securities may be called or prepaid without call or prepayment penalties. Therefore, these securities are not included in the maturity categories in the following maturity summary. Equity securities have also been excluded from the maturity table because they do not have contractual maturities associated with debt securities.

                              Securities Available       Securities Held
                                   for Sale                to Maturity
                          ---------------------------------------------------
                            Amortized     Fair         Amortized      Fair
                               Cost      Value           Cost         Value
                          ---------------------------------------------------
Due after one year
  through five years      $         -  $        -   $ 8,589,147  $ 8,585,854
Due after five to
  ten years                         -           -     1,498,230    1,505,723
                          ---------------------------------------------------
                                    -           -    10,087,377   10,091,577
Equity securities           2,366,429   2,419,896             -            -
                          ---------------------------------------------------
                          $ 2,366,429  $2,419,896   $10,087,377  $10,091,577
                          ===================================================
Mortgage-backed securities$         -  $         -  $40,105,545  $40,116,457
                          ===================================================


Investment securities with carrying amounts of $1,241,604 at September 30, 1997 are pledged as collateral on public deposits and for other purposes as required by law. There were $552,738 of public deposits at September 30, 1997.

Gross realized gains and gross realized losses on sales of available-for-sale securities were $2,237 and none, respectively, in 1997. There were no realized gains or losses in 1996.

MARSHALLTOWN FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
---------------------------------------------------------------------------
NOTE 3. LOANS RECEIVABLE

Loans receivable at September 30 are summarized as follows:


                                                  1997           1996
                                            ----------------------------
First mortgage loans
  (principally conventional):
  Principal balances:
   Secured by one to four-family residences $  59,344,216   $ 52,685,102
   Secured by other property                    4,602,863      5,618,684
   Construction loans                             297,000        700,000
                                            ----------------------------
                                               64,244,079     59,003,786


  Less:
   Undisbursed portion of construction loans     (143,733)      (205,744)
   Net deferred loan origination fees            (287,710)      (302,690)
                                            ----------------------------
         Total first mortgage loans            63,812,636     58,495,352
                                            ----------------------------
  Consumer and other loans:
   Principal balances:
    Home equity and second mortgage             2,434,768      1,869,212
    Other                                          89,798        113,525
                                            ----------------------------
                                                2,524,566      1,982 737
   Less loans in process                          (31,353)       (81,314)
                                            ----------------------------
      Total consumer and other loans            2,493,213      1,901,423
                                            ----------------------------

  Less allowance for loan losses                 (122,500)      (112,500)
                                            ----------------------------
                                            $  66,183,349   $ 60,284,275
                                            ============================

Activity in the allowance for loan losses is summarized as follows for the years ended September 30:

                                                  1997           1996
                                             ----------------------------
  Balance, beginning                        $     112,500   $    102,500
    Provision charged to income                    10,000         10,000
                                            ----------------------------
  Balance, ending                           $     122,500   $    112,500
                                            ============================

The Company had no impaired loans as of September 30, 1997 and 1996 and there was no interest related to nonaccrual loans for the years then ended.

MARSHALLTOWN FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
---------------------------------------------------------------------------
NOTE 4.  LOAN SERVICING

Mortgage loans serviced for others are not included in the accompanying consolidated statements of financial condition. The unpaid principal balances of these loans at September 30 are summarized as follows:


                                                    1997         1996
                                              ---------------------------
Mortgage loans underlying FHLMC
  pass-through securities                     $ 1,906,941    $ 2,481,676
Mortgage loan portfolios serviced for
  the Iowa Housing Finance Authority              567,358        704,211
                                              --------------------------
                                              $ 2,474,299    $ 3,185,887
                                              ==========================

Custodial escrow balances maintained in connection with the foregoing loan servicing were $11,305 and $10,327 at September 30, 1997 and 1996, respectively.


NOTE 5.  PREMISES AND EQUIPMENT

Premises and equipment consisted of the following at September 30:

                                                     1997           1996
                                                --------------------------
At cost:
  Land and land improvements                    $   135,517    $   135,517
  Buildings                                         809,179        800,826
  Leasehold improvements                             23,378         23,378
  Furniture and equipment                           490,588        497,386
                                                --------------------------
                                                  1,458,662      1,457,107
  Accumulated depreciation                        1,073,590      1,021,571
                                                --------------------------
                                                $   385,072    $   435,536
                                                ==========================


NOTE 6. DEPOSITS

The scheduled maturities of certificate accounts are as follows as of September 30, 1997:


September 30:
   1998                                   $ 47,787,392
   1999                                     26,876,855
   2000                                      3,815,914
   2001                                      1,623,300
   2002                                        898,046
   Thereafter                                2,681,667
                                          ------------
                                          $ 83,683,174
                                          ============

Certificate of deposit accounts with balances of $100,000 and above totaled $5,197,766 and $4,369,073 at September 30, 1997 and 1996, respectively.

MARSHALLTOWN FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
---------------------------------------------------------------------------
NOTE 7. INCOME TAXES

Under previously existing provisions of the Internal Revenue Code and similar sections of the Iowa income tax law, the Bank was allowed a special bad debt deduction related to additions to tax bad debt reserves established for the purpose of absorbing losses. Through September 30, 1996, the provisions of the Code permitted the Bank to deduct from taxable income an allowance for bad debts based on 8% of taxable income before such deduction or actual loss experience. The Bank used the percentage of taxable income method to compute its deductions for the year ended September 30, 1996. Legislation passed in 1996 eliminated the percentage of taxable income method as an option for computing bad debt deductions for the year ended September 30, 1997 and in all future years. The Bank will still be permitted to take deductions for bad debts, but will be required to compute such deductions using the specific charge-off method.

Due to the 1996 legislation, the Bank must also recapture its tax bad debt reserves which have accumulated since December 31, 1987 amounting to approximately $539,000. The tax associated with the recaptured reserves is approximately $201,000 and will be paid over a six year period beginning September 30, 1997. Deferred income taxes have been previously established for the taxes associated with the recaptured reserves.

Retained earnings at September 30, 1997 and 1996, include a bad debt deduction of approximately $2,240,000 for which no deferred federal income tax liability has been recognized. These amounts represent an allocation of income to bad debt deductions for tax purposes only. Reduction of amounts so allocated for purposes other than tax bad debt losses or adjustments arising from carryback of net operating losses would create income for tax purposes only, which would be subject to the then current corporate income tax rate. The unrecorded deferred income tax liability on the above amount for financial statements is approximately $805,000 at September 30, 1997 and 1996.

The net deferred tax asset (liability) consists of the following components as of September 30, 1997 and 1996:

                                              1997              1996
                                         ------------------------------
Deferred tax assets:
  SAIF special assessment                  $               $  245,000
  Other                                                        31,000
                                         ------------------------------
                                                              276,000
                                         ------------------------------
Deferred tax liabilities:
  FHLB stock dividends                       (104,000)       (100,000)
  Unrealized gain on securities
   available for sale, net                    (21,390)         (8,259)
  Allowance for loan losses, net              (67,000)        (49,000)
  Premises and equipment                      (29,000)        (31,000)
  Other                                       (11,462)        (30,000)
                                         ------------------------------
                                             (232,852)       (218,259)
                                         ------------------------------
     NET DEFERRED TAX ASSET (LIABILITY)    $ (232,852)     $   57,741
                                         ==============================

MARSHALLTOWN FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
---------------------------------------------------------------------------
Income tax expense for the years ended September 30 is summarized as follows:


                                        1997             1996
                                    ----------------------------

Current                             $  54,309         $ 262,212
Deferred                              277,462          (205,000)
                                    ----------------------------
                                    $ 331,771         $  57,212
                                    ============================


Total income tax expense differed from the amounts computed by applying the U.S. Federal income tax rate of 34% to income before income taxes as a result of the following for the years ended September 30:

                                             1997                1996
                                     -------------------------------------
                                     AMOUNT PERCENTAGE   Amount Percentage
                                     -------------------------------------
Income taxes at federal income
 tax rate                           $ 400,801  34.0%   $  44,860    34.0%
State tax, net of federal income
 tax benefit                           18,111   1.5        4,400     3.3
Nondeductible expenses
                                       36,582   3.1       55,039    41.7
RRP plan expenses                     (12,773) (1.1)     (20,886)  (15.8)
Expenses relating to abandoned
 merger transaction                   (66,798) (5.7)           -       -
Tax-exempt dividends                  (17,466) (1.5)     (14,830)  (11.2)
Tax credits from housing projects     (80,566) (6.8)     (30,475)  (23.1)
Other                                  53,880   4.6       19,104    14.5

                                    ------------------------------------
Federal and state income taxes      $ 331,771  28.1%   $  57,212    43.4%
                                    ------------------------------------

NOTE 8. REGULATORY CAPITAL REQUIREMENTS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possible additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures, established by regulation to ensure capital adequacy, require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total, Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), of Tier I capital (as defined) to average assets (as defined) and tangible capital to adjusted assets. Management believes, as of September 30, 1997, that the Bank meets all capital adequacy requirements to which it is subject.

MARSHALLTOWN FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
---------------------------------------------------------------------------

The Bank's actual capital amounts and ratios are also presented in the table.

                                                                To Be Well
                                                            Capitalized Under
                                       Minimum For Capital  Prompt Corrective
                              Actual    Adequacy Purposes   Action Provisions
                          ---------------------------------------------------
                          Amount  Ratio   Amount   Ratio      Amount    Ratio
                          ---------------------------------------------------
                                (000's)         (000's)               (000's)
As of September 30, 1997:
 Total capital (to risk
  weighted assets)         $15,009  33.0%   $3,640   8.0%      $4,550     10.0%
 Tier 1 Capital (to risk
  weighted assets)          15,003  33.0     1,820   4.0        2,730      6.0
 Tier 1 (Core) Capital
  (to adjusted assets)      15,003  12.5     3,609   3.0        6,015      5.0
 Tangible capital (to
  adjusted assets)          15,003  12.5     1,805   1.5            -        -
As of September 30, 1996:
 Total capital (to risk
  weighted assets)          14,312  33.7%    3,395   8.0%       4,244     10.0%
 Tier 1 Capital (to risk
  weighted assets)          14,316  33.7     1,698   4.0        2,546      6.0
 Tier 1 (Core) Capital
  (to adjusted assets)      14,316  12.0     3,590   3.0        5,984      5.0
 Tangible capital (to
  adjusted assets)          14,316  12.0     1,795   1.5          -        -


NOTE 9. EMPLOYEE BENEFIT PLAN

The Bank has a profit-sharing plan for eligible employees. The annual contribution to the plan is the amount allowed under Internal Revenue Service regulations which at the present time is 15% of gross salary. The Bank can terminate the plan with a written notice to the trustee. The Bank's expense under this plan amounted to $123,627 and $119,950 the years ended September 30, 1997 and 1996, respectively.

NOTE 10. RECOGNITION AND RETENTION PLAN (RRP)

In conjunction with the stock conversion, the Company established a RRP as a method of providing directors, officers and other key employees of the Company with a proprietary interest in the Company in a manner designed to encourage such persons to remain with the Company. Eligible directors, officers and other key employees of the Company will earn (i.e., become vested in) shares of common stock covered by the award at a rate of 20% per year starting one year from the date of the grant. The maximum number of shares with respect to which awards may be made under the RRP is 4% of the total shares sold in the conversion. A total of 47,725 shares were issued under the RRP. Expense of $75,972 was recorded for the RRP for each of the years ended September 30, 1997 and 1996.

MARSHALLTOWN FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
---------------------------------------------------------------------------

NOTE 11. MARSHALLTOWN FINANCIAL CORPORATION (PARENT COMPANY ONLY) FINANCIAL INFORMATION

                          STATEMENTS OF FINANCIAL CONDITION
                             September 30, 1997 and 1996

                                                         1997            1996
                                                   -----------------------------
ASSETS
 Cash and cash equivalents                         $  1,030,492    $    856,488
 Securities available for sale                        1,110,771       1,006,172
 Securities held to maturity                          1,597,321       1,491,936
 Mortgage-backed securities held to maturity            682,690         845,314
 Investment in limited partnerships                     443,973         482,283
 Investment in subsidiaries                          15,006,828      14,319,130
 Income tax receivable                                  126,221          11,690
 Other assets                                           323,457         352,526
                                                   -----------------------------
                                                   $ 20,321,753    $ 19,365,539
                                                   =============================
LIABILITIES AND STOCKHOLDERS' EQUITY
 Liabilities                                       $     41,024    $     27,530
                                                   -----------------------------

 Stockholders' equity:
  Common stock, at par value                             14,115          14,115
  Additional paid-in capital                         10,599,090      10,599,090
  Retained earnings                                   9,749,169       8,902,114
  Unrealized gain on securities available
   for sale, net                                         32,077          12,384
  Less deferred recognition and retention plan         (113,722)       (189,694)
                                                   -----------------------------
                                                     20,280,729      19,338,009
                                                   -----------------------------
                                                   $ 20,321,753    $ 19,365,539
                                                   =============================


                          STATEMENTS OF INCOME
                 Years Ended September 30, 1997 and 1996

                                                 1997               1996
                                             ------------------------------

Income:
 Equity in net income of subsidiaries        $  687,023          $  87,854
 Interest                                       285,049            269,432
 Other                                          100,893             26,921
                                             ------------------------------
                                              1,072,965            384,207
Operating expenses                              347,539            360,167
                                             ------------------------------
       Income before income taxes (credits)     725,426             24,040
Income taxes (credits)                         (121,629)           (50,690)
                                             ------------------------------
       Net income                            $  847,055          $  74,730
                                             ==============================

MARSHALLTOWN FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
---------------------------------------------------------------------------

                         STATEMENTS OF CASH FLOWS
               Years Ended September 30, 1997 and 1996

                                                      1997           1996
                                                 -------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                       $  847,055    $  74,730
  Adjustments to reconcile net income to net cash
   provided by operating activities:
   Equity in undistributed net income of subsidiary  (687,023)     (87,854)
   Amortization of RRP                                 75,972       75,972
   Net realized gain on available for sale security
                                                       (2,237)           -
   Loss on investment in limited partnerships          25,530       16,052
   Net accretion of investment and mortgage-backed
    securities premiums and discounts                 (12,562)      (6,511)
   Increase in income tax receivable                 (114,531)     (10,690)
   Decrease in other assets and liabilities, net       34,681       32,205
                                                 -------------------------
       NET CASH PROVIDED BY OPERATING ACTIVITIES      166,885       93,904
                                                 -------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sale of security available for sale   378,737            -
  Proceeds from maturities of securities
   held to maturity                                 1,500,000    1,500,000
  Purchase of securities available for sale          (449,400)    (499,700)
  Purchase of securities held to maturity          (1,597,312)  (1,500,000)
  Principal collected on mortgage-backed
   securities                                         167,113      104,017
  Cash distributions received from limited
   partnerships                                        12,780        1,665
  Purchase of real estate acquired for investment      (4,799)     (12,451)
                                                 -------------------------
     NET CASH PROVIDED BY (USED IN) INVESTMENT
      ACTIVITIES                                        7,119     (406,469)
                                                 -------------------------
     NET INCREASE (DECREASE) IN CASH AND
      CASH EQUIVALENTS                                174,004     (312,565)

CASH AND CASH EQUIVALENTS
  Beginning                                           856,488    1,169,053
                                                 -------------------------
  Ending                                         $  1,030,492  $   856,488
                                                 =========================

MARSHALLTOWN FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
---------------------------------------------------------------------------
NOTE 12.  FAIR VALUES OF FINANCIAL INSTRUMENTS
The carrying amount and estimated fair values of the Company's financial instruments as of September 30, 1997 and 1996 are as follows:

                                        1997                  1996
                                 ------------------------------------------
                                   Carrying  Estimated   Carrying  Estimated
                                   Amount  Fair Value    Amount  Fair Value
                                 ------------------------------------------
                                    (in thousands)        (in thousands)
Financial assets:
  Cash and cash equivalents       $ 4,681   $ 4,681     $ 2,286   $ 2,286
  Securities available for sale     2,420     2,420       2,314     2,314
  Securities held to maturity      10,087    10,092       9,485     9,402
  Mortgage-backed securities held
   to maturity                     40,106    40,116      47,513    47,030
  Investment in limited
   partnerships                       444       444         482       500
  Loans receivable, net            66,183    65,484      60,284    58,925
  Accrued interest receivable         713       713         748       748
Financial liabilities:
  Deposits                        103,710   104,067     103,040   103,385
Off balance sheet financial
 instruments:
  Commitments to extend credit          -         -           -         -


NOTE 13. FINANCIAL INSTRUMENTS WITH OFF-STATEMENT OF FINANCIAL CONDITION RISK

The Company is a party to financial instruments with off-statement of consolidated financial condition risk in the normal course of business to meet the financing needs of its customers. These financial instruments consist primarily of commitments to extend credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statement of consolidated financial condition. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-statement of financial condition instruments.

The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual notional amount of those instruments. The Company uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

Unless noted otherwise, the Company requires collateral or other security to support financial instruments with credit risk.

At September 30, 1997, the Company had outstanding loan commitments totaling $1,252,700. The outstanding loan commitments consisted of $1,251,600 of fixed rate loans with rates ranging from 7.00% to 8.625%, and $1,100 of adjustable rate loan commitments.

MARSHALLTOWN FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
---------------------------------------------------------------------------

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the commitment letter. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company, upon extension of credit, is based on management's credit evaluation of the borrower. Collateral held varies but normally includes real estate.

NOTE 14. STOCK OPTION PLAN

The Company has adopted a qualified stock option plan with 122,730 shares of common stock reserved for the grant of options to key employees. These options were granted at a price of $8 per share, which approximated the market value at the date of the grant. As of September 30, 1997, options had been granted for 122,730 shares of common stock and are currently exercisable through January 2005. No options have been exercised at September 30, 1997 and 1996 and no compensation has been recognized for the options.

NOTE 15. AGREEMENT TO MERGE AND PLAN OF REORGANIZATION

On July 1, 1997, the Company signed an "Agreement to Merge and Plan of Merger" (the Agreement) with HMN Financial, Inc., a bank holding company headquartered in Spring Valley, Minnesota. The Agreement calls for Company stockholders to receive $17.51 in cash for each outstanding share of common stock. Individual holders of options to purchase Company stock at $8 per share will have the right to receive $9.51 in cash for each option share held at the effective date of the Agreement. The Agreement is subject to regulatory approval and is cancelable only if certain conditions are met, as specified in the Agreement. The Agreement also states that the Company is obligated to pay HMN Financial, Inc. $750,000 in the event of termination of this Agreement and there has been no material breach by HMN Financial, Inc.

The Company's "Agreement to Merge and Plan of Reorganization" (the Agreement) with BancSecurity Corporation dated November 3, 1995 was abandoned as regulatory approval from the Federal Reserve Board was not received. In accordance with the Agreement, the Company received $75,000 from BancSecurity Corporation when the transaction was not consummated.

MARSHALLTOWN FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
---------------------------------------------------------------------------
NOTE 16. PENDING ACCOUNTING PRONOUNCEMENTS AND REGULATIONS

In February 1997, the FASB issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS No. 128). SFAS No. 128 applies to all entities that have issued publicly-held common stock or potential common stock. SFAS No. 128 requires the entities to present basic earnings per share and diluted earnings per share on the face of the statements of income. Basic earnings per share replaces "primary" earnings per share and diluted earnings per share replaces "fully diluted" earnings per share. SFAS No. 128 is effective for financial statements issued for periods ending after December 15, 1997. The Company does not expect SFAS No. 128 to materially affect its computation of earnings per share and since the requirements of SFAS No. 128 are disclosure related, its implementation will have no impact on the Company's financial condition or results of operations.

In February 1997, the FASB issued Statement of Financial Accounting Standards No. 129, "Disclosure of Information About Capital Structure" (SFAS No.
129). SFAS No. 129 requires separate disclosure about the capital structure of the entity. While this statement codifies and contains a few more specifics, it does not expand, in any significant manner, previously existing disclosure requirements. SFAS No. 129 is effective for periods ending after December 15, 1997. As the requirements of SFAS No. 129 are disclosure related, its implementation will have no impact on the Company's financial condition or results of operations.

In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS No. 130). SFAS No. 130 requires that all items that are components of comprehensive income defined as "the change in equity [net assets] of a business enterprise during a period from transactions and other events and circumstances from nonowner sources, including all changes in equity during a period except those resulting from investments by owners and distributions to owners," be reported in a financial statement that is displayed with the same prominence as other financial statements. Companies will be required to (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997, and requires reclassification of prior periods presented. As the requirements of SFAS No. 130 are disclosure related, its implementation will have no impact on the Company's financial condition or results of operations.

In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosure about Segments of an Enterprise and Related Information (SFAS No. 131). SFAS No. 131 requires that enterprises report certain financial and descriptive information about operating segments in complete sets of financial statements of the Company and in condensed financial statements of interim periods issued to shareholders. It also requires that a Company report certain information about their products and services, geographic areas in which they operate and their major customers. SFAS No. 131 is effective for fiscal years beginning after December 15, 1997. As the requirements of SFAS No. 131 are disclosure related, its implementation will have no impact on the Company's financial condition or results of operations.